UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026 (January 27, 2026)

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Hudson Yards, 47th Floor, Suite C New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLMUF	N/A (OTC Expert Market)
Class A Ordinary Shares included as part of the units	SLAMF	N/A (OTC Expert Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLMWF	N/A (OTC Expert Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 27, 2026, Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), entered into a securities purchase agreement (the “Agreement”) with certain members of the Sponsor (the “Sellers”), Digital Investment Strategy, LLC, a Delaware limited partnership (the “Acquiror”), and Slam Corp., a Cayman Islands exempted company (the “Company”), solely with respect to certain provisions of the Agreement, pursuant to which the Sellers agreed to sell to the Acquiror, and the Acquiror agreed to purchase from the Sellers, 100% of the issued and outstanding equity interests of the Sponsor.

The closing of the transactions contemplated by the Agreement is expected to occur no later than March 15, 2026, subject to satisfaction of the conditions set forth in the Agreement. Upon closing, the Sellers will have transferred control of the Sponsor to the Acquiror.

As part of the closing of the transactions contemplated by the Agreement, the current directors and officers of the Company will resign and the Acquiror will appoint new directors and officers to fill the vacancies left by the resignations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2026	Slam Corp.

	By:	/s/ Ryan Bright
	Name:	Ryan Bright
	Title:	Chief Financial Officer

2